CONTINENTAL AIRLINES, INC., ISSUER

                Class C Pass Through Certificates, Series 2001-1

                             UNDERWRITING AGREEMENT


                                               June 12, 2001

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

            Continental Airlines, Inc., a Delaware corporation (the "Company"), proposes that Wilmington Trust Company, as trustee (the "Trustee") under the Original Trust (as defined below), issue and sell to Morgan Stanley & Co. Incorporated (the "Underwriter") pass through certificates (the "Class C Certificates") in the aggregate principal amount and with the interest rate and final distribution date set forth on Schedule I hereto on the terms and conditions stated herein. On April 19, 2001, the Company caused the trustee under the Continental Airlines Pass Through Trusts 2001-1A-1, 2001-1A-2 and 2001-1B (the "Other Trusts") to issue and sell Class A-1 Certificates (the "Class A-1 Certificates"), Class A-2 Certificates (the "Class A-2 Certificates") and Class B Certificates (the "Class B Certificates") of the same series as the Class C Certificates pursuant to a separate underwriting agreement dated April 4, 2001 (the "April Underwriting Agreement") between the Company and the underwriters named therein.

            The Class C Certificates will be issued pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "Basic Agreement"), between the Company and the Trustee, as supplemented with respect to the issuance of the Class C Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (the "Original Trust Supplement"), between the Company and the Trustee (the Basic Agreement as supplemented by the Original Trust Supplement being referred to herein as the "Original Pass Through Trust Agreement"). The Original Trust Supplement is related to the creation and administration of Continental Airlines Pass Through Trust 2001-1C-O (the "Original Trust"). As used herein, unless the context otherwise requires, the term the "Underwriter" and "you" shall mean Morgan Stanley & Co. Incorporated.

            The cash proceeds of the offering of the Class C Certificates by the Original Trust, to the extent not used to purchase Equipment Notes (as defined in the Amended and Restated Note Purchase Agreement (as defined below)) on the Closing Date, will be paid to Wells Fargo Bank Northwest, National Association, as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriter, the Trustee and Wilmington Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of Class C Certificates issued by the Original Trust (each, an "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (the "Deposits") with Credit Suisse First Boston, New York Branch (the "Depositary"), in accordance with a Deposit Agreement relating to the Original Trust (the "Deposit Agreement"), and, subject to the fulfillment of certain conditions, will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes from time to time

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pursuant to an Amended and Restated Note Purchase Agreement dated as of the
Closing Date (the "Amended and Restated Note Purchase Agreement") among the Company, Wilmington Trust Company, as Trustee of the Original Trust and each of the Other Trusts, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent, amending and restating that certain Note Purchase Agreement dated as of April 19, 2001 among the parties thereto. The Escrow Agent will issue receipts to be attached to each Class C Certificate ("Escrow Receipts") representing each holder's fractional undivided interest in amounts deposited with such Escrow Agent with respect to the Class C Certificates and will pay to such holders through the Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the Deposit Agreement at a rate per annum equal to the interest rate applicable to the Class C Certificates.

            On the earlier of (i) the first Business Day following September 30, 2002 or, if later, the fifth Business Day following the Delivery Period Termination Date (as defined in the Amended and Restated Note Purchase Agreement) and (ii) the fifth Business Day following the occurrence of a Triggering Event (as defined in the Intercreditor Agreement) (such Business Day, the "Trust Transfer Date"), the Original Trust will transfer and assign all of its assets and rights to a newly-created successor trust (the "Successor Trust") with substantially identical terms except as described in the Prospectus Supplement (as hereinafter defined) governed by the Basic Agreement, as supplemented with respect to the Class C Certificates by a separate Pass Through Trust Supplement (the "Successor Trust Supplement"), between the Company and the Trustee (the Basic Agreement, as supplemented by such Successor Trust Supplement, being referred to herein as the "Successor Pass Through Trust Agreement" and, together with the Original Pass Through Trust Agreement, the "Designated Agreements"). Each Class C Certificate outstanding on the Trust Transfer Date will represent the same interest in the Successor Trust as such Class C Certificate represented in the Original Trust. Wilmington Trust Company initially will also act as trustee of the Successor Trust (the "Successor Trustee").

            Certain amounts of interest payable on the Class C Certificates will be entitled to the benefits of a liquidity facility. Landesbank Hessen-Thuringen Girozentrale (the "Liquidity Provider") will enter into a revolving credit agreement with respect to the Original Trust (the "Liquidity Facility") to be dated as of the Closing Date for the benefit of the holders of the Class C Certificates issued by the Original Trust. The Liquidity Provider and the holders of the Class C Certificates will be entitled to the benefits of an Intercreditor Agreement dated as of April 19, 2001 (the "Intercreditor Agreement") among the trustees named therein, Wilmington Trust Company, as subordination agent and trustee thereunder (the "Subordination Agent") and the liquidity provider named therein, as amended by Amendment No. 1 to Intercreditor Agreement dated as of the Closing Date (the "Intercreditor Amendment") among the parties to the Intercreditor Agreement, the Company, the Trustee and the Liquidity Provider. The Intercreditor Agreement, as amended by the Intercreditor Amendment, shall be referred to herein as the "Amended Intercreditor Agreement".

            The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-57188) relating to pass through certificates (such registration statement (including the respective exhibits thereto and the respective documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder

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(collectively, the "Exchange Act"), that are incorporated by reference therein), as amended at the date hereof, being herein referred to as the "Registration Statement") and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statement has been declared effective by the Commission. A final prospectus supplement reflecting the terms of the Class C Certificates, the terms of the offering thereof and other matters relating to the Class C Certificates, as further specified in Section 4(d) hereof, will be prepared and filed together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement" and any such prospectus supplement in the form or forms filed prior to the filing of the Prospectus Supplement being herein referred to as a "Preliminary Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to all offerings of pass through certificates under the Registration Statement, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the terms "amendment" or "supplement" with respect to the Prospectus or any Preliminary Prospectus Supplement shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

            Capitalized terms not otherwise defined in this Underwriting Agreement (the "Agreement") shall have the meanings specified therefor in the Original Pass Through Trust Agreement, in the Amended and Restated Note Purchase Agreement or in the Amended Intercreditor Agreement; PROVIDED that, as used in this Agreement, the term "Class C Operative Agreements" shall mean the Deposit Agreement, the Escrow Agreement, the Intercreditor Amendment, the Liquidity Facility, the Designated Agreements, the Assignment and Assumption Agreement, the Financing Agreements (as defined in the Amended and Restated Note Purchase Agreement) and the Operative Agreements (as defined in the April Underwriting Agreement).

            1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to, and agrees with the Underwriter that:

            (i) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act. On the original effective date of the Registration Statement, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof and on the Closing Date, the Prospectus, as amended and supplemented, if the Company shall have furnished any amendment or supplement thereto, does not and will not

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      include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (x) statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus based upon (A) written information furnished to the Company by the Underwriter expressly for use therein ("Underwriter Information") or (B) the Depositary Information (as hereinafter defined) or (y) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.

            (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter, during the period mentioned in paragraph 4(a) below, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Continental Material Adverse Effect").

            (iv) Each of Continental Micronesia, Inc., Air Micronesia Inc. and Continental Express, Inc. (together, the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Continental Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Prospectus, each Subsidiary's capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

            (v) Except as described in the Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Continental Material Adverse Effect. The execution, delivery and performance of this Agreement and the Class C Operative Agreements to which the Company is or will be a party and the consummation of the transactions contemplated herein, therein and in the Amended Intercreditor Agreement have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance created under any Class C Operative Agreement or the Amended Intercreditor Agreement) upon any property or assets of the Company pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Continental Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

            (vi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement and the Class C Operative Agreements to which it is or will be a party and for the consummation of the transactions contemplated herein, therein and in the Amended Intercreditor Agreement, except (x) such as may be required under the Securities Act, the Trust Indenture Act, the securities or "blue sky" or similar laws of the various states and of foreign jurisdictions or rules and regulations of the National Association of Securities Dealers, Inc., and (y) filings or recordings with the Federal Aviation Administration (the "FAA") and under the Uniform Commercial Code as is in effect in the State of Texas, the State of Delaware and the State of Utah, which filings or recordings referred to in this clause (y), with respect to any particular set of Financing Agreements, shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the applicable Funding Date for the Aircraft related to such Financing Agreements.

            (vii) This Agreement has been duly authorized, executed and delivered by the Company and the Class C Operative Agreements to which the Company will be a party will be duly executed and delivered by the Company on or prior to the Closing Date or the applicable Funding Date, as the case may be.

            (viii) The Class C Operative Agreements to which the Company is or will be a party, when duly executed and delivered by the Company, assuming that such Class C Operative Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, each other party thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (w) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (x) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law),
      (y) that the enforceability of the Leases may also be limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of the Leases or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby and (z) with respect to indemnification and contribution provisions, as enforcement thereof may be limited by applicable law, and subject, in the case of the Successor Pass Through Trust Agreement, to the delayed effectiveness thereof as set forth therein. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Company's current report on Form 8-K dated September 25, 1997 and has been duly qualified under the Trust Indenture Act. The Class C Certificates and the Designated Agreements to which the Company is, or is to be, a party will conform in all material respects to the descriptions thereof in the Prospectus.

            (ix) The consolidated financial statements incorporated by reference in the Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that the unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Prospectus present the information required to be stated therein.

            (x) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

            (xi) On or prior to the Closing Date, the issuance of the Class C Certificates will be duly authorized by the Trustee. When duly executed, authenticated, issued and delivered in the manner provided for in the Original Pass Through Trust Agreement and sold and paid for as provided in this Agreement, the Class C Certificates will be legally and validly issued and will be entitled to the benefits of the Original Pass Through Trust Agreement; based on applicable law as in effect on the date hereof, upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the Original Pass Through Trust Agreement, the Class C Certificates will be legally and validly outstanding under the Successor Pass Through Trust Agreement; and when executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreement.

            (xii) Except as disclosed in the Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Continental Material Adverse Effect; and except as disclosed in the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Continental Material Adverse Effect.

            (xiii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Continental Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Class C Operative Agreements or the Amended Intercreditor Agreement.

            (xiv) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Continental Material Adverse Effect.

            (xv) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Continental Material Adverse Effect.

            (xvi) Except as disclosed in the Prospectus, (x) neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Continental Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Continental Material Adverse Effect.

            (xvii) The accountants that examined and issued an auditors' report with respect to the consolidated financial statements of the Company and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the Securities Act.

            (xviii) Neither the Company nor the Original Trust is, nor (based on applicable law as in effect on the date hereof) will the Successor Trust be, as of the execution and delivery of the Assignment and Assumption Agreement in accordance with the Original Pass Through Trust Agreement, an "investment company", or an entity "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Class C Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Original Trust will be, nor (based on applicable law as in effect on the date hereof) will the Successor Trust be, as of the execution and delivery of the Assignment and Assumption Agreement in accordance with the Original Pass Through Trust Agreement, nor will the escrow arrangements contemplated by the Escrow Agreement result in the creation of, an "investment company", or an entity "controlled" by an "investment company", as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

            (xix) This Agreement, the other Class C Operative Agreements to which the Company is or will be a party (upon execution and delivery thereof) and the Amended Intercreditor Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus (other than, in the case of the Financing Agreements, as described in the Prospectus).

            (xx) No Appraiser is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers are connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            (b) The Depositary represents and warrants to, and agrees with, the Underwriter and the Company that:

            (i) The information pertaining to the Depositary set forth under the caption "Description of the Deposit Agreements -- Depositary" (collectively, the "Depositary Information") in the Prospectus, as amended and supplemented, if the Company shall have furnished any amendment or supplement thereto, does not, and will not as of the Closing Date, contain any untrue statement of a material fact.

            (ii) The Depositary has been duly organized and is validly existing in good standing under the laws of Switzerland and is duly qualified to conduct banking business in the State of New York through its New York branch, with corporate power and authority to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreement.

            (iii) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreement and for the consummation of the transactions contemplated herein and therein, except such as may have been obtained.

            (iv) The execution and delivery by the Depositary of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

            (v) This Agreement has been duly executed and delivered by the Depositary, and the Deposit Agreement will be duly executed and delivered by the Depositary on or prior to the Closing Date.

            (vi) The Deposit Agreement, when duly executed and delivered by the Depositary, assuming that such Deposit Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Escrow Agent, will constitute the legal, valid and binding obligation of the Depositary enforceable in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (vii) Payments of interest and principal in respect of the Deposits are not subject under the laws of Switzerland or any political subdivision thereof to any withholdings or similar charges or deductions.

            (c) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to the Underwriter, or to counsel for the Underwriter, on the Closing Date and in connection with this Agreement or the offering of the Class C Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Underwriter as to the matters covered thereby.

            2. PURCHASE, SALE AND DELIVERY OF CLASS C CERTIFICATES. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to cause the Trustee to sell to the Underwriter, and the Underwriter agrees to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of Class C Certificates set forth in
Schedule I. Concurrently with the issuance of the Class C Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreement, which Escrow Receipts shall be attached to the Class C Certificates.

            (b) The Company is advised by you that the Underwriter proposes to make a public offering of the Class C Certificates as set forth in the Prospectus Supplement as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Class C Certificates are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriter at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriter may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

            (c) As underwriting commission and other compensation to the Underwriter for its commitments and obligations hereunder in respect of the Class C Certificates, including its undertaking to distribute the Class C Certificates, the Company will pay to the Underwriter for its account the amount set forth in Schedule II hereto. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Class C Certificates (with attached Escrow Receipts) to the Underwriter. Payment of such compensation shall be made by Federal funds check or by wire transfer of immediately available funds.

            (d) Delivery of and payment for the Class C Certificates (with attached Escrow Receipts) shall be made at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, New York 10004 at 10:00 A.M. on June 26, 2001 or such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Class C Certificates (with attached Escrow Receipts) being herein called the "Closing Date"). Delivery of the Class C Certificates (with attached Escrow Receipts) issued by the Original Trust shall be made to the Underwriter's account at The Depository Trust Company ("DTC") for the account of the Underwriter against payment by the Underwriter of the purchase price thereof. Payment for the Class C Certificates issued by the Original Trust and the related Escrow Receipts attached thereto shall be made by the Underwriter by wire transfer of immediately available funds to the accounts and in the manner specified in the Escrow Agreement (PROVIDED, that if the Company notifies you that a Delivery Date is occurring on the Closing Date, a portion of such payment in the amount specified by the Company shall be paid to the accounts and in the manner specified in the related Participation Agreement). The Class C Certificates (with attached Escrow Receipts) issued by the Original Trust shall be in the form of one or more fully registered global Class C Certificates, and shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co.

            (e) The Company agrees to have the Class C Certificates (with attached Escrow Receipts) available for inspection and checking by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

            3. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase and pay for the Class C Certificates pursuant to this Agreement is subject to the following conditions:

            (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

            (b) On the Closing Date, you shall have received an opinion of Hughes Hubbard & Reed LLP, as counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto.

            (c) On the Closing Date, you shall have received an opinion of the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto.

            (d) On the Closing Date, you shall have received an opinion of Richards, Layton & Finger, P.A., counsel for Wilmington Trust Company, individually and as Trustee, Subordination Agent and Paying Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit C hereto.

            (e) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit D hereto.

            (f) On the Closing Date, you shall have received an opinion of Katrin Schutz and Jurgen Necker, German in-house counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit E hereto.

            (g) On the Closing Date, you shall have received an opinion of Pillsbury Winthrop LLP, special New York counsel to the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit F hereto.

            (h) On the Closing Date, you shall have received an opinion of Roger Wiegley, New York in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit G hereto.

            (i) On the Closing Date, you shall have received an opinion of Giovanni Peditto, Swiss in-house counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit H hereto.

            (j) On the Closing Date, you shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, dated as of the Closing Date, with respect to the issuance and sale of the Class C Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require.

            (k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the completion of the public offering of the Class C Certificates on the terms and in the manner contemplated by the Prospectus.

            (l) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing

      Date as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company has performed all its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Prospectus.

            (m) You shall have received from Ernst & Young LLP a letter, dated the date hereof, in form and substance satisfactory to you.

            (n) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company's securities (except for any pass through certificates by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities other than pass through certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

            (o) Each of the Appraisers shall have furnished to the Underwriter a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates,
      (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            (p) At the Closing Date, each of the Class C Operative Agreements (other than the Assignment and Assumption Agreement and the Financing Agreements) shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company contained in each of such executed Class C Operative Agreements (other than the Operative Agreements (as defined in the April Underwriting Agreement)) shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Underwriter shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

            (q) On the Closing Date, the Class C Certificates shall be rated (x) not lower than "A-" by Standard & Poor's Ratings Services ("S&P") and (y) not lower than "Baa1" by Moody's Investors Service, Inc. ("Moody's").

            (r) On the Closing Date, the representations and warranties of the Depositary contained in this Agreement shall be true and correct as if made on the Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

            (s) You shall have received from Ernst & Young LLP a letter, dated the Closing Date, which meets the requirements of subsection (m) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

            (t) You shall have received a written confirmation from Moody's and S&P, dated the Closing Date, that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class A-1 Certificates, the Class A-2 Certificates or the Class B Certificates.

            The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

            4. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with the Underwriter as follows:

            (a) During the period described in the following sentence of this
      Section 4(a), the Company shall advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Exchange Act) without your consent, which consent will not be unreasonably withheld. If, at any time after the public offering of the Class C Certificates as the Prospectus is required by law to be delivered in connection with sales of the Class C Certificates by the Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Class C Certificates may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading in any material respect or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission.

            (b) During the period mentioned in paragraph (a) above, the Company shall notify the Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the

      Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Class C Certificates for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall (subject to the proviso to Section 4(e)) endeavor, in cooperation with the Underwriter, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) During the period mentioned in paragraph (a) above, the Company will furnish to the Underwriter as many conformed copies of the Registration Statement (as originally filed) and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as the Underwriter reasonably requests.

            (d) Promptly following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Class C Certificates and their terms (including, without limitation, terms of the Escrow Receipts attached to the Class C Certificates) not otherwise specified in the Preliminary Prospectus Supplement or the basic prospectus included in the Registration Statement, the name of the Underwriter and the principal amount of the Class C Certificates that it has agreed to purchase, the price at which the Class C Certificates are to be purchased by the Underwriter from the Trustee, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Class C Certificates. The Company will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

            (e) The Company shall, in cooperation with the Underwriter, endeavor to arrange for the qualification of the Class C Certificates for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as you reasonably designate and will endeavor to maintain such qualifications in effect so long as required for the distribution of the Class C Certificates; PROVIDED that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or
      (iii) subject itself to taxation in any such state.

            (f) During the period of ten years after the Closing Date, the Company will promptly furnish to the Underwriter, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company filed with the Commission; PROVIDED THAT providing a website address at which such Annual Reports and any such definitive proxy statements may be accessed will satisfy this clause (f).

            (g) Between the date of this Agreement and the Closing Date, the Company shall not, without your prior written consent, offer, sell, or enter into any agreement to sell (as public debt securities registered under the Securities Act (other than the Class C Certificates) or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto).

            5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Underwriter, and each Person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Underwriter Information or Depositary Information; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of the Underwriter, or to the benefit of any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Class C Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its delivery requirements set forth in Section 4(a).

            (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to Underwriter Information provided by the Underwriter.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this Section 5(c), settle or compromise any proceeding described in this paragraph at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Class C Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Class C Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of the Class C Certificates received by the Original Trust (before deducting expenses) less total underwriting discounts and commissions paid to the Underwriter by the Company, and the total underwriting discounts and commissions paid to the Underwriter by the Company, as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Class C Certificates. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by the Underwriter , and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Class C Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Class C Certificates. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            6. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Class C Certificates. If for any reason the purchase of the Class C Certificates by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8 and the respective obligations of the Company and the Underwriter pursuant to Section 5 shall remain in effect. If the purchase of the Class C Certificates by the Underwriter is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 7, the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class C Certificates and comply with its obligations under Section 8.

            7. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Class C Certificates on the terms and in the manner contemplated in the Prospectus.

            8. PAYMENT OF EXPENSES. As between the Company and the Underwriter, the Company shall pay all expenses incident to the performance of the Company's obligations under this Agreement, including the following:

            (i) expenses incurred in connection with (A) qualifying the Class C Certificates for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as you reasonably designate (including filing fees and fees and disbursements of counsel for the Underwriter in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of the Class C Certificates, (C) the review (if any) of the offering of the Class C Certificates by the National Association of Securities Dealers, Inc.,
      (D) the determination of the eligibility of the Class C Certificates for investment under the laws of such jurisdictions as the Underwriter may designate and (E) the preparation and distribution of any blue sky or legal investment memorandum by Underwriter's counsel;

            (ii) expenses incurred in connection with the preparation and distribution to the Underwriter and the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Class C Certificates may have been sold by the Underwriter on its behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

            (iii) expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto, and the cost of furnishing copies thereof to the Underwriter;

            (iv) expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Class C Certificates and the Class C Operative Agreements;

            (v) expenses incurred in connection with the delivery of the Class C Certificates to the Underwriter;

            (vi) reasonable fees and disbursements of the counsel and accountants for the Company;

            (vii) to the extent the Company is so required under any Class C Operative Agreement to which it is a party, the fees and expenses of the Loan Trustees, the Subordination Agent, the Paying Agents, the Trustees, the Escrow Agents, the Depositary, the Liquidity Provider and the reasonable fees and disbursements of their respective counsel;

            (viii) fees charged by rating agencies for rating the Class C Certificates (including annual surveillance fees related to the Class C Certificates as long as they are outstanding);

            (ix) 50% of all reasonable fees and disbursements of counsel for the Underwriter;

            (x) all fees and expenses relating to appraisals of the Aircraft;
      and

            (xi) all other reasonable out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated by this Agreement;

PROVIDED, however, that the Underwriter agrees to reimburse the Company for the foregoing costs and expenses in an amount not to exceed $623,233.

            9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriter, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equipment Finance Group, facsimile number (212) 761-0786 and if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 1600

Smith Street, HQSEO, Houston, TX 77002, Attention: Treasurer, facsimile number
(713) 324-2447; PROVIDED, HOWEVER, that any notice to the Underwriter pursuant to Section 5 will be sent by facsimile transmission or delivered and confirmed to the Underwriter.

            10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

            11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            13. JURISDICTION. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York and each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts, with respect to actions brought against it as defendant, in any suit, action or proceeding. Each of the parties to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law.

            If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriter, the Depositary and the Company in accordance with its terms.

                                      Very truly yours,

                                      CONTINENTAL AIRLINES, INC.

                                       By:
                                          --------------------------------------
                                          Name:  Gerald Laderman
                                          Title: Senior Vice President-Finance
                                                 & Treasurer


The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

MORGAN STANLEY & CO. INCORPORATED


     By:
        --------------------------------
        Name:  Patrick Kaufer
        Title: Principal

CREDIT SUISSE FIRST BOSTON, New York Branch as Depositary


By:
   ------------------------------
   Name:
   Title:

By:
   ------------------------------
   Name:
   Title:

                                   SCHEDULE I

                   (Pass Through Certificates, Series 2001-1)

                           CONTINENTAL AIRLINES, INC.


    Pass Through          Aggregate                             Final
    Certificate           Principal                            Maturity
    DESIGNATION            AMOUNT         INTEREST RATE         DATE
 ----------------     ----------------  -----------------   -------------

        2001-1C         $191,764,000         7.033%        December 15, 2012

                                   SCHEDULE II

                           CONTINENTAL AIRLINES, INC.

Underwriting commission
and other compensation:                     $1,246,466

Closing date, time and location:            June 26, 2001
                                            10:00 A.M.,
                                            New York time
                                            Hughes Hubbard & Reed LLP
                                            One Battery Park Plaza
                                            New York, New York 10004